Exhibit 10.5

THIRD AMENDMENT TO PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AGREEMENT (this “Third Amendment”) is made and entered into effective as of June 16, 2026 (the “Third Amendment Effective Date”), by and between 250 SEAPORT DISTRICT, LLC, a Delaware limited liability company (“Seller”), and 250 WATER STREET OWNER LLC, a Delaware limited liability company (“Purchaser”).

R E C I T A L S

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement, dated as of August 15, 2025 (the “Original Agreement”), as amended by that certain First Amendment to Purchase Agreement dated December 15, 2025 (the “First Amendment”), as further amended by that certain Second Amendment to Purchase Agreement dated January 28, 2026 (the “Second Amendment”; the Original Agreement, as amended by the First Amendment and the Second Amendment, being hereinafter referred to as the “Agreement”), relating to certain real and other property, as more particularly set forth in the Agreement;

WHEREAS, Seller and Purchaser desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

1.Defined Terms; Recitals.  All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement. The above recitals are hereby incorporated by reference into this Third Amendment.
2.Disbursement of Noise Mitigation Escrow.  Seller and Purchaser each hereby acknowledges, as of the Third Amendment Effective Date, a disbursement of the Noise Mitigation Escrow to Seller in the amount of $20,772,500.00 (the “Third Amendment Disbursement Amount”), pursuant to that certain Joint Disbursement Request, dated as of the Third Amendment Effective Date.  Purchaser hereby irrevocably and unconditionally waives any and all rights and remedies that Purchaser has or may have under the Agreement to the Third Amendment Disbursement Amount.
3.Section 4(c) of the First Amendment. Section 4(c) of the First Amendment is hereby deleted in its entirety and replaced with the following:

“(c)  Noise Mitigation Escrow Release Mechanics.

(i)	Purchaser hereby covenants and agrees to provide to Seller on a weekly basis an updated “tracker” summarizing the status of the Noise Mitigation Work and the Noise Mitigation Costs relating to the same (the “Noise Mitigation Tracker”). The Noise Mitigation Tracker shall include all

Accepting Units, and Purchaser shall provide copies of inspection reports for Accepting Units to Seller.
(ii)	On July 31, 2026, Seller shall be entitled to the immediate return of the then-remaining balance of the Noise Mitigation Escrow, less an amount (the “Minimum Balance”) equal to the greater of (x) $500,000.00, and (y) any then due and unpaid Noise Mitigation Costs, calculated using the applicable per-unit costs set forth on Exhibit C attached to the First Amendment and as described in the then-current version of the Noise Mitigation Tracker, for any applicable Accepting Units for which the Noise Mitigation Work is not complete as of such date. Purchaser hereby covenants and agrees to complete any inspections relating to the Noise Mitigation Work by July 31, 2026.
(iii)	Thereafter, on November 15, 2026, Seller shall be entitled to the immediate return of the then-remaining balance of the Noise Mitigation Escrow, less any then due and unpaid Noise Mitigation Costs. The remaining due and unpaid Noise Mitigation Costs shall remain on deposit in the Noise Mitigation Escrow until December 15, 2026 (subject to disbursement to Purchaser as permitted hereby). On December 15, 2026, any remaining amount of the Noise Mitigation Escrow shall be immediately released to Seller, notwithstanding any incomplete Noise Mitigation Work.
(iv)	Notwithstanding anything to the contrary contained herein, Purchaser shall use best efforts to complete any remaining Noise Mitigation Work by November 15, 2026.”
4.No Other Changes.  Except as expressly set forth in this Third Amendment, the Agreement shall remain unmodified and in full force and effect, and the Agreement, as modified herein, is ratified and confirmed.  All references in the Agreement to “this Agreement” shall hereafter be deemed to refer to the Agreement as amended by this Third Amendment.  In the event of any of a conflict or inconsistency between the terms of this Third Amendment and the Agreement, the terms of this Third Amendment shall supersede, govern and control.
5.Miscellaneous.  This Third Amendment contains the entire agreement between the parties with respect to the subject matter hereof and are intended to be an integration of all prior negotiations and understandings with respect thereto.  Nothing in this Third Amendment, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and their respective successors and assigns.  This Third Amendment may be executed in one or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Third Amendment.  The parties acknowledge and agree that a digital image of the signature page to this Third Amendment transmitted by facsimile or email in a portable document format (.pdf) (or an equivalent thereof) shall constitute an original signature page with the same effect as delivery of the originals.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties have executed this Third Amendment on the date first set forth herein.

SELLER:

250 SEAPORT DISTRICT, LLC

a Delaware limited liability company

By: /s/ Matt Partidge

Name: Matt Partridge
Title: Chief Executive Officer

[Signatures Continue on Following Page]

[Signature Page to Third Amendment to Purchase Agreement]

PURCHASER:

250 WATER STREET OWNER LLC,

a Delaware limited liability company

By: /s/ Nicholas Silvers

Name: Nicholas Silvers

Title: Authorized Signatory

[Signatures Continue on Following Page]

[Signature Page to Third Amendment to Purchase Agreement]

Acknowledged and consented to by Escrow Agent:

KENSINGTON VANGUARD NATIONAL

LAND SERVICES OF NY, LLC, as Escrow Agent

By: /s/ Kristin V. Bellouny

Name:Kristin V. Bellouny

Title:CUC & EVP